As filed with the Securities and Exchange Commission on January 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONTAUK RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3189583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

680 Andersen Drive, 5th Floor Pittsburgh, PA	15220
(Address of Principal Executive Offices)	(Zip Code)

MONTAUK RENEWABLES, INC.

EQUITY AND INCENTIVE COMPENSATION PLAN

(Full title of the plan)

John Ciroli

Vice President, General Counsel and Secretary

Montauk Renewables, Inc.

680 Andersen Drive, 5th Floor

Pittsburgh, PA 15220

(Name and address of agent for service)

(412) 747-8700

(Telephone number, including area code, of agent for service)

With a copy to:

Amy I. Pandit

Jones Day

500 Grant Street, Suite 4500

Pittsburgh, Pennsylvania 15219

(412) 394-9547

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	20,000,000	$11.88	$237,600,000	$25,923

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Montauk Renewables, Inc. (the “Registrant”) that may be offered and issued under the Montauk Renewables, Inc. Equity and Incentive Compensation Plan (the “Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices of such shares on the Nasdaq Capital Market on January 25, 2021.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The following documents, filed with the Securities and Exchange Commission (the “Commission”), are incorporated into this Registration Statement by reference:

(a) the Registrant’s prospectus, dated January 25, 2021, filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Registrant’s Registration Statement on Form S-1 (File No.  333-251312); and

(b) the Registrant’s registration statement on Form 8-A (File No. 001-39919) filed with the Commission on January 20, 2021 pursuant to Section 12(b) of the Securities Act, relating to the shares of Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Amended and Restated Certificate of Incorporation limits the liability of our directors for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL and any other applicable law. The Amended and Restated Certification of Incorporation further provides that each person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity will be indemnified by the Registrant to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended.

We have also entered into indemnification agreements with our directors, executive officers and certain other officers and agents pursuant to which they are provided indemnification rights that are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our directors, executive officers, and certain other officers and agents against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors, executive officers, and certain other officers and agents in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve on our behalf.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made for breach of fiduciary duty or other wrongful acts as a director or executive officer and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Montauk Renewables, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1 filed on January 8, 2021 (File No. 333-251312))

4.2	Amended and Restated Bylaws of Montauk Renewables, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1 filed on January 8, 2021 (File No. 333-251312))

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on signature page hereto)

99.1	Montauk Renewables, Inc. Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1 filed on January 8, 2021 (File No. 333-251312))

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 27, 2021.

Montauk Renewables, Inc.

By:	/s/ Sean F. McClain
Sean F. McClain
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of Sean F. McClain, Kevin A. Van Asdalan and John Ciroli, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sean F. McClain	President and Chief Executive Officer, Director (Principal Executive Officer)	January 27, 2021
Sean F. McClain

/s/ Kevin A. Van Asdalan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 27, 2021
Kevin A. Van Asdalan

/s/ Mohamed H. Ahmed	Director	January 27, 2021
Mohamed H. Ahmed

/s/ John A. Copelyn	Director	January 27, 2021
John A. Copelyn

/s/ Theventheran G. Govender	Director	January 27, 2021
Theventheran G. Govender

/s/ Michael A. Jacobson	Director	January 27, 2021
Michael A. Jacobson

/s/ Bruce S. Raynor	Director	January 27, 2021
Bruce S. Raynor